UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 16, 2016

Date of Report (Date of Earliest Event Reported)

Fortive Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37654	47-5654583
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6920 Seaway Blvd Everett, WA 98203
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (425) 446 – 5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Indenture and Guarantees

On June 20, 2016, Fortive Corporation (the “Company”), a wholly owned subsidiary of Danaher Corporation (“Danaher”), issued $300,000,000 aggregate principal amount of 1.800% senior unsecured notes due 2019 (the “2019 Notes”), $750,000,000 aggregate principal amount of 2.350% senior unsecured notes due 2021 (the “2021 Notes”), $900,000,000 aggregate principal amount of 3.150% senior unsecured notes due 2026 (the “2026 Notes”) and $550,000,000 aggregate principal amount of 4.300% senior unsecured notes due 2046 (the “2046 Notes” and collectively with the 2019 Notes, the 2021 Notes and the 2026 Notes, the “Notes”), to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The 2019 Notes will mature on June 15, 2019. The 2021 Notes will mature on June 15, 2021. The 2026 Notes will mature on June 15, 2026. The 2046 Notes will mature on June 15, 2046. Interest on the Notes will be paid semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2016.

The Notes were issued under an indenture dated as of June 20, 2016 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”). The Notes are the general unsecured, unsubordinated obligations of the Company, equal in right of payment with all existing and any future unsecured and unsubordinated indebtedness of the Company, senior in right of payment to any existing and future indebtedness of the Company that is subordinated to the Notes, effectively subordinated in right of payment to any existing and future secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness, and structurally subordinated to all existing and any future indebtedness and any other liabilities of the Company’s subsidiaries.

Danaher has fully and unconditionally guaranteed the Notes (the “Guarantees”) pursuant to a guarantee, dated as of June 20, 2016, in favor of the holders of the Notes and the Trustee. The Guarantees will automatically and unconditionally terminate upon the completion of the planned separation of the Company from Danaher and the distribution of all of the shares of common stock of the Company to the holders of common stock of Danaher (other than fractional shares, which will be aggregated and sold into the public market and the proceeds distributed to Danaher stockholders, and provided that certain benefit plans held or sponsored by Danaher may hold shares of Danaher and as a result may receive and hold certain shares of the Company immediately following the distribution) (the “Separation”).

The Company intends to use the net proceeds from the offering of the Notes to make payments to Danaher as consideration for the contribution of assets to the Company by Danaher in connection with the Separation, and to pay related fees and expenses and for general corporate purposes.

The Company may redeem, in whole or in part, the 2019 Notes, the 2021 Notes, the 2026 Notes, and the 2046 Notes at any time prior to June 15, 2019, May 15, 2021, March 15, 2026, and December 15, 2045, respectively, at a price equal to 100% of the principal amount of the applicable Notes redeemed, plus a corresponding “make-whole” premium. In addition, the Company may redeem, in whole or in part, the 2021 Notes, the 2026 notes and the 2046 Notes on or after May 15, 2021, March 15, 2026, and December 15, 2045, respectively, at a redemption price equal to 100% of the principal amount of the applicable Notes redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

If the Separation has not been completed by September 30, 2016, the Company will redeem the Notes at a price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the Special Mandatory Redemption Date (as defined in the Indenture).

If a change of control triggering event occurs with respect to the Notes, the Company will, in certain circumstances, be required to make an offer to purchase the Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the repurchase date. A change of control triggering event means the occurrence of both a Change of Control and a Rating Event (each as defined in the Indenture).

Subject to certain qualifications and exceptions, the Indenture limits the Company’s and its subsidiaries’ ability to create or permit to exist indebtedness secured by liens on its principal domestic properties, or on any shares of capital stock or indebtedness of any subsidiary that owns a principal domestic property, and to enter into sale and leaseback transactions with respect to principal domestic properties, and limits the Company’s ability to merge or consolidate with any other entity or convey, transfer or lease the Company’s properties and assets substantially as an entirety.

Upon the occurrence of an event of default under the Indenture with respect to the Notes, which includes payment defaults, defaults in the performance of certain covenants, defaults under certain of the Company’s other indebtedness, and bankruptcy and insolvency related defaults, the Company’s obligations under the Notes may be accelerated, in which case the entire principal amount of the Notes would be immediately due and payable.

The Company and its affiliates maintain various commercial and service relationships with the Trustee and its affiliates in the ordinary course of business. Affiliates of the Trustee may in the future engage in lending or hedging transactions with the Company and its affiliates.

The above description of the Indenture is qualified in its entirety by reference to the Indenture. The Indenture is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Registration Rights Agreement

On June 20, 2016, the Company and Barclays Capital Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as representatives of the initial purchasers of the Notes, entered into a registration rights agreement with respect to the Notes (the “Registration Rights Agreement”). The Company agreed under the Registration Rights Agreement to use commercially reasonable efforts to (i) file a registration statement on an appropriate registration form with respect to a registered offer to exchange each series of the Notes for new notes, with terms substantially identical in all material respects to such series of Notes and (ii) cause the registration statement to be declared effective under the Securities Act.

If the exchange offer is not completed on or before August 14, 2017, the Company will use commercially reasonable efforts to file and to have declared effective a shelf registration statement relating to resales of the Notes and keep such shelf registration statement effective until the date that the Notes cease to be registrable securities (as defined in the Registration Rights Agreement).

If the Company fails to satisfy this obligation with respect to a series of the Notes (a “registration default”) under the Registration Rights Agreement, then additional interest will accrue on the principal amount of the Notes of such series at an annual rate of 0.25%. The annual interest rate on such series of the Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues. The additional interest will accrue to and including the date such registration default ends, at which time the interest rate on the applicable series of Notes will revert to the original level.

If the Company is required to pay additional interest due to a registration default, the Company will pay such additional interest to the holders of the Notes in cash on the same dates that the Company makes other interest payments on the Notes, until the applicable registration default is cured.

The above description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement. The Registration Rights Agreement is filed as Exhibit 4.2 hereto and is incorporated herein by reference.

Credit Agreement

On June 16, 2016, the Company, as borrower, entered into a credit agreement with Danaher, as a guarantor, Bank of America, N.A., as Administrative Agent and Swing Line Lender, and a syndicate of lenders from time to time party thereto, that provides for a 3-year term loan facility in an aggregate principal amount of $500 million (the “Term Loan Facility”) and a 5-year revolving credit facility in an aggregate principal amount not to exceed $1.5 billion, which includes a multicurrency borrowing feature (the “Revolving Loan Facility,” and together with the Term Loan Facility, the “Credit Agreement”). At the closing of the Credit Agreement, the Company did not borrow any funds under the Credit Agreement, but borrowed $500 million of loans under the Term Loan Facility on June 21, 2016.

Payments of the principal amounts borrowed under the Term Loan Facility are due on June 16, 2019 and the Revolving Loan Facility expires on June 16, 2021 (the “Revolving Loan Maturity Date”); provided that the Revolving Loan Facility is subject to a one-year extension option at the request of the Company and with the consent of the lenders. If, however, the Separation has not occurred on or before September 30, 2016, the Revolving Loan Facility will expire on September 30, 2016 and all amounts borrowed under the Term Loan Facility will be due on October 31, 2016. The Credit Agreement also contains an expansion option permitting the Company to request increases of the Term Loan Facility and/or Revolving Loan Facility of up to an aggregate additional $500 million from lenders that elect to make such increase available, upon the satisfaction of certain conditions.

Borrowings under the Revolving Loan Facility bear interest at the Company’s option as follows: (1) Eurocurrency Rate Committed Loans (as defined in the Credit Agreement) bear interest at a variable rate equal to the London inter-bank offered rate plus a margin of between 91.0 and 150.0 basis points, depending on the Company’s long-term debt credit rating; (2) Base Rate Committed Loans and Swing Line Loans (each as defined in the Credit Agreement) bear interest at a variable rate equal to the highest of (a) the Federal funds rate (as published by the Federal Reserve Bank of New York from time to time) plus 1/2 of 1%, (b) Bank of America’s prime rate as publicly announced from time to time and (c) the Eurocurrency Rate (as defined in the Credit Agreement) plus 1%, plus in each case a margin of up to 50.0 basis points depending on the Company’s long-term debt credit rating; and (3) Bid Loans (as defined in the Credit Agreement) bear interest at the rate bid by the particular lender providing such loan. In addition, the Company is required to pay a per annum facility fee of between 9.0 and 25.0 basis points (depending on the Company’s long-term debt credit rating) based on the aggregate commitments under the Revolving Loan Facility, regardless of usage.

Borrowings under the Term Loan Facility bear interest at the Company’s option as follows: (1) Eurocurrency Rate Committed Loans (as defined in the Credit Agreement) bear interest at a variable rate equal to the London inter-bank offered rate plus a margin of between 100.0 and 175.0 basis points, depending on the Company’s long-term debt credit rating; and (2) Base Rate Committed Loans (as defined in the Credit Agreement) bear interest at a variable rate equal to the highest of (a) the Federal funds rate (as published by the Federal Reserve Bank of New York from time to time) plus 1/2 of 1%, (b) Bank of America’s prime rate as publicly announced from time to time and (c) the Eurocurrency Rate (as defined in the Credit Agreement) plus 1%, plus in each case a margin of up to 75.0 basis points depending on the Company’s long-term debt credit rating.

The Credit Agreement requires the Company to maintain a Consolidated Net Leverage Ratio (as defined in the Credit Agreement) of 3.50 to 1.00 or less; provided, that the maximum Consolidated Net Leverage Ratio will be increased to 3.75 to 1.00 for the four consecutive full fiscal quarters immediately following the consummation of any acquisition by the Company or any subsidiary of the Company in which the purchase price exceeds $250 million. The Credit Agreement also requires the Company to maintain a Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) of 3.50 to 1.00 or more. The Consolidated Net Leverage Ratio and Consolidated Interest Coverage Ratio will be tested beginning with the fiscal quarter ending September 30, 2016.

Borrowings under the Credit Agreement are prepayable at the Company’s option in whole or in part without premium or penalty. Amounts borrowed under the Revolving Loan Facility may be repaid and reborrowed from time to time prior to the Revolving Loan Maturity Date. Amounts borrowed under the Term Loan Facility may not be reborrowed once repaid.

The Company’s obligations under the Credit Agreement are unsecured. The Company has unconditionally and irrevocably guaranteed the obligations of each of its subsidiaries in the event a subsidiary is named a borrower under the Credit Agreement. The Credit Agreement contains customary representations, warranties, conditions precedent, events of default, indemnities and affirmative and negative covenants, including covenants that, among other things, restrict the ability of the Company and certain of its subsidiaries to: incur liens; incur indebtedness; make restricted payments; sell or otherwise dispose of the Company’s or any subsidiary’s assets; enter into certain mergers or consolidations; and use proceeds of borrowings under the Credit Agreement for other than permitted uses. These covenants are subject to a number of important exceptions and qualifications. Certain changes of control with respect to the Company following the Separation, and Danaher prior to the Separation, would constitute an event of default under the Credit Agreement. Upon the occurrence and during the continuance of an event of default, the lenders may declare the outstanding advances and all other obligations under the Credit Agreement immediately due and payable.

The obligations under the Credit Agreement are unconditionally and irrevocably guaranteed by Danaher; provided that Danaher’s guarantee under the Credit Agreement will be automatically released upon the consummation of the Separation.

The Company intends to use the net proceeds from the Term Loan Facility and the issuance of short-term commercial paper notes to make payments to Danaher as consideration for the contribution of certain assets to the Company by Danaher in connection with the Separation, to pay related fees and expenses, and for general corporate purposes. The Company intends to use the Revolving Loan Facility as liquidity support for its commercial paper program and for general corporate purposes.

In the ordinary course of their respective financial services businesses, certain of the lenders and the other parties to the Credit Agreement and their respective affiliates have engaged, and may in the future engage, in a variety of services, including cash management, investment research and management, commercial banking, hedging, brokerage and advisory or other financial and non-financial activities and services, with the Company and its affiliates for which they have in the past received, and/or may in the future receive, customary compensation and expense reimbursement.

The above description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement. The Credit Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

4.1	Indenture, dated as of June 20, 2016, between Fortive Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Registration Rights Agreement, dated as of June 20, 2016, by and among Fortive Corporation and Barclays Capital Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as representatives of the initial purchasers of the Notes.

10.1	Credit Agreement, dated as of June 16, 2016, among Fortive Corporation and certain of its subsidiaries party thereto, Danaher Corporation, Bank of America, N.A., as Administrative Agent and a Swing Line Lender, and the lenders referred to therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTIVE CORPORATION

By:	/s/ Daniel B. Kim
Name:	Daniel B. Kim
Title:	Assistant General Counsel and Assistant Secretary

Date: June 21, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Indenture, dated as of June 20, 2016, between Fortive Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Registration Rights Agreement, dated as of June 20, 2016, by and among Fortive Corporation and Barclays Capital Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as representatives of the initial purchasers of the Notes.

10.1	Credit Agreement, dated as of June 16, 2016, among Fortive Corporation and certain of its subsidiaries party thereto, Danaher Corporation, Bank of America, N.A., as Administrative Agent and a Swing Line Lender, and the lenders referred to therein.